Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned Directors and/or officers of Dana Incorporated, a corporation organized under the laws of the State of Delaware (the “Corporation”), hereby constitutes and appoints Douglas H. Liedberg (with full power to act alone) his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) one or more Registration Statements on Form S-8 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of the Corporation’s common stock, par value $0.01 per share, which may be issued by the Corporation pursuant to awards granted under one or more equity plans of the Corporation, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall be effective as of July 31, 2024, and shall end automatically as to each undersigned upon the termination of the undersigned’s service as a director and/or officer of Dana Incorporated.

/s/ James K. Kamsickas James K. Kamsickas	/s/ Michael J. Mack, Jr. Michael J. Mack, Jr.

/s/ Timothy R. Kraus Timothy R. Kraus	/s/ R. Bruce McDonald R. Bruce McDonald

/s/ Ernesto M. Hernandez Ernesto M. Hernandez	/s/ Steven D. Miller Steven D. Miller

/s/ Gary Hu Gary Hu	/s/ Diarmuid B. O’Connell Diarmuid B. O’Connell

/s/ Bridget E. Karlin Bridget E. Karlin	/s/ Keith E. Wandell Keith E. Wandell